Exhibit 10.80

ARCH COAL, INC.		C. HENRY BESTEN, JR. Senior Vice President Strategic Development

June 29, 2006	VIA FACSIMILE AND OVERNIGHT MAIL

KFx, Inc. 55 Madison Street, Suite 500 Denver, Colorado 80206-5810 Attn: William G. Laughlin	KFx Plant II, LLC 55 Madison Street, Suite 500 Denver, Colorado 80206-5810 Attn: President

Re: Master Agreement, dated as of October 5, 2005, by and between KFx Plant II, LLC and Arch Coal, Inc.

Gentlemen:

This letter will confirm our agreement with KFx Plant II, LLC, a Delaware limited liability company (“KFx Plant II”), and KFx, Inc., a Delaware corporation (“KFx”), to extend certain dates contained in the Master Agreement, dated as of October 5, 2005, by and between KFx Plant II and Arch Coal, Inc. (the “Master Agreement”) and the Stock Purchase and Warrant Agreement, dated as of October 5, 2005, by and between KFx and Arch Coal, Inc. executed in connection therewith (the “Stock Purchase and Warrant Agreement”) in the manner set forth herein. Capitalized terms used herein but not otherwise defined shall have the meanings given those terms in the Master Agreement.

By your acceptance of this letter, the parties agree to extend (i) the Operator Option Period by replacing the references to July 1, 2006 in Sections 2.1 and 6.1(d) of the Master Agreement with October 1, 2006 and (ii) the term of the warrant granted by KFx to Arch pursuant to Section 2.1 of the Stock Purchase and Warrant Agreement by replacing (a) the reference to July 1, 2006 in Section 3.1 of the Stock Purchase and Warrant Agreement and in each of Warrant Nos. 05-1, 05-2, 05-3 and 05-4 (collectively, the “Warrant Certificates”) with October 1, 2006 and (b) the references to August 1, 2006 in Section 3.1 of the Stock Purchase and Warrant Agreement and in each of the Warrant Certificates with November 1, 2006.

If you are in agreement with the foregoing, please execute this letter in the space indicated below.

Sincerely,

/s/ HENRY BESTEN
C. Henry Besten
Senior Vice President - Strategic Development

cc: Steven F. Leer

Accepted and agreed to this 29th day of June, 2006:

KFx, Inc.	KFx Plant II, LLC

By: /s/ JAMES P. IMBLER	By: /s/ JAMES P. IMBLER
Name: James P. Imbler	Name: James P. Imbler
Title: SVP Business Development	Title: SVP Business Development

A Subsidiary of
ARCH COAL, INC.
City Place One, Suite 300	St. Louis, Missouri 63141	(312) 994-2700